As filed with the Securities and Exchange Commission on November 1, 2000
                                                  Registration No.

-------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form S-8

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                             SENTIGEN HOLDING CORP.
             (Exact name of registrant as specified in its charter)

               Delaware                                     13-3570672
     (State or Jurisdiction of                           (I.R.S. Employer
   Incorporation or Organization)                     Identification Number)

                               580 MARSHALL STREET
                         PHILLIPSBURG, NEW JERSEY 08865
                    (Address of principal executive offices)

                             1990 STOCK OPTION PLAN

                                       AND

                          2000 PERFORMANCE EQUITY PLAN

                                       AND

                          OTHER EMPLOYEE BENEFIT PLANS
                            (Full title of the Plans)

              JOSEPH K. PAGANO, President and Chairman of the Board
                             Sentigen Holding Corp.
                               580 Marshall Street
                         Phillipsburg, New Jersey 08865
                                 (908) 387-1673
 (Name, address and telephone number, including area code, of agent for service)

                                 with a copy to:

                             DAVID ALAN MILLER, Esq.
                            Graubard Mollen & Miller
                                600 Third Avenue
                          New York, New York 10016-2097
                                 (212) 818-8800

                                                         CALCULATION OF REGISTRATION FEE

                                                                 Proposed maximum Proposed maximum
Title of Securities                               Amount to be    offering price     aggregate         Amount of
to be registered                                  registered(1)      per share     offering price    registration fee
=============================================  ================= ================  ================  ================
Common Stock issuable upon exercise of            25,000 shares      $2.25           $510,455.10         $  134.76
options granted and outstanding under the        108,000 shares      $0.2777
Registrant's 1990 Stock Option Plan ("1990        30,230 shares      $1.00
Plan")(2)                                        217,000 shares      $1.625
                                                  22,850 shares      $1.81

Common Stock issuable upon exercise of
options granted and outstanding under the        495,000 shares      $5.00
Registrant's 2000 Performance Equity Plan         30,000 shares      $6.00          $4,455,000.00        $1,176.12
("2000 Plan")(2)                                 200,000 shares      $9.00

Common Stock issuable upon exercise of
options which may be granted under the         1,275,000 shares      $6.28          $8,007,000.00        $2,113.85
Registrant's 2000 Plan(3)

Common Stock issuable upon exercise of
options and other stock-based awards granted      18,000 shares      $2.00
and outstanding under other employee benefit     290,000 shares      $0.75            $253,500.00          $ 66.92
plans ("Benefit Plans")(2)
                                                                         TOTAL     $13,255,955.10        $3,491.65
=============================================  ================ =================  ================  ==============

__________________________________

(1) Pursuant to Rule 416, there are also being registered additional shares of common stock as may become issuable pursuant to the anti-dilution provisions of such plan.

(2) Represents the exercise prices payable for the shares issuable upon exercise of outstanding options granted under the 1990 Plan and the 2000 Plan in accordance with Rule 457(h) promulgated under the Securities Act of 1933, as amended ("Securities Act").

(3) Based on the last sale price of the Common Stock as reported by The Nasdaq Stock Market on October 25, 2000 in accordance with Rules 457(c) and 457(h) promulgated under the Securities Act.

                              ---------------------


         In accordance with the provisions of Rule 462 promulgated under the Securities Act, the Registration Statement will become effective upon filing with the Securities and Exchange Commission ("Commission").

                              ---------------------

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.   Plan Information *

Item 2.   Registrant Information and Plan Annual Information *












          * Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act, and the Note to Part I of the Instructions to Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents previously filed by the Registrant with the Commission are incorporated by reference in this Registration Statement:

         (a) Annual Report on Form 10-K for the fiscal year ended December 31, 1999 and amendment thereto on Form 10-K/A, filed with the Commission pursuant to Section 13(a) of the Securities Exchange Act of 1934 (the "Exchange Act");

         (b) Quarterly Report on Form 10-Q for the quarter ended March 31, 2000, filed with the Commission pursuant to Section 13(a) of the Exchange Act;

         (c) Quarterly Report on Form 10-Q for the quarter ended June 30, 2000, filed with the Commission pursuant to Section 13(a) of the Exchange Act;

         (d) Proxy Statement, dated May 26, 2000, relating to the Annual Meeting of Stockholders, filed with the Commission pursuant to
                  Section 14 of the Exchange Act;

         (e) All other reports filed by the Registrant since December 31, 1999 with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act; and

         (f) The description of the Common Stock contained in the Registrant's Form 8-A Registration Statement filed with the Commission pursuant to Section 12(g) of the Exchange Act, including any subsequent amendment(s) or report(s) filed for purpose of updating such description.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the respective date of filing of such documents. Any statement contained in a document incorporated by reference herein is modified or superseded for all purposes to the extent that a statement contained in this Registration Statement or in any other subsequently filed document which is incorporated by reference modifies or replaces such statement.

Item 4.  Description of Securities.

         The Common Stock of the Registrant is registered under Section 12 of the Exchange Act.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         Section 145 of the General Corporation Law of the State of Delaware empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit, or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe that such person's conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that such person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person's conduct was unlawful.

         In the case of an action by or in the right of the corporation, Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action in any of the capacities set forth above against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in and not opposed to the best interests of the corporation, except that indemnification is not permitted in respect of any claim, issue, or matter as to which such person is adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought determines upon application that, despite the adjudicate of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court deems proper. Section 145 further provides: that a Delaware corporation is required to indemnify a director, officer, employee, or agent against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with any action, suit, or proceeding or in defense of any claim, issue, or matter therein as to which such person has been successful on the merits or otherwise; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; that indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of such person's heirs, executors, and administrators; and empowers the corporation to purchase and maintain insurance on behalf of a director or officer against any such liability asserted against such person in any such capacity or arising out of such person's status as such whether or not the corporation would have the power to indemnify him against liability under
Section 145. A Delaware corporation may provide indemnification only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct. Such determination is to be made (i) by the board of directors by a majority vote of a quorum consisting of directors who were not party to such action, suit, or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders.

         The Registrant's By-Laws and Article Ninth of its Certificate of Incorporation provides for indemnification of directors and officers of the corporation to the fullest extent permitted by law, as now in effect or later amended.

         Article Tenth of the Registrant's Certificate of Incorporation eliminates the personal liability of the directors of the Registrant for any monetary damages for breaches of fiduciary duty as a director, provided that such breach does not involve (i) a breach of the director's duty of loyalty to the corporation, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) liability under
Section 174 of the General Corporation Law of the State of Delaware, or (iv) a transaction from which the director derived an improper benefit.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         Exhibit No.    Description

             4.1 1990 Stock Option Plan of the Registrant (Incorporated by reference to Registrant's Annual Report on Form 10-K for the years ended May 31, 1995, May 31, 1994, May 31, 1993, May 31, 1992 or May 31, 1991)

             4.2        2000 Performance Equity Plan*

             4.3 Stock Option Agreement for the purchase of 100,000 shares between the Registrant and Richard Axel*

             4.4 Stock Option Agreement for the purchase of 40,000 shares between the Registrant and Robert A. Reinhart*

             5.1        Opinion of Graubard Mollen & Miller*

          10.7.1        Schedule of Omitted Document in the Form of
                        Exhibit 4.3, including material detail in which such document differs from Exhibit
                        4.3*

         10.7.2         Schedule at Omitted Document in the Form of
                        Exhibit 4.4, including material detail in which such document differs from Exhibit
                        4.4*

            23.1        Consent of Raich Ende Malter & Co. LLP*

            23.2        Consent of Graubard Mollen & Miller (included in
                        Exhibit 5.1)*

            24.1        Power of Attorney (included on signature page)*

*Filed Herewith

Item 9.  Undertakings.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

                           (i)      To include any prospectus required by
         Section 10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 1st day of November, 2000.

                                    SENTIGEN HOLDING CORP.


                                    By:/s/ Joseph K. Pagano
                                       --------------------
                                      Joseph K. Pagano
                                      Chairman of the Board
                                      of Directors and President

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joseph K. Pagano and Robert A. Reinhart his true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all that said attorneys-in-fact and agents, each acting alone, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

 /s/ Joseph K. Pagano      Director, President              November 1, 2000
-------------------------  (Principal Executive
 Joseph K. Pagano          Officer)

 /s/ Robert A. Reinhart    Chief Financial Officer,         November 1, 2000
-------------------------  Treasurer, Secretary and
 Robert A. Reinhart        Vice President(Principal
                           Financial Officer and
                           Principal Accounting Officer)

 /s/ Frederick R. Adler   Director                          November 1, 2000
-------------------------
 Frederick R. Adler

 /s/ Samuel Rozzi         Director                          November 1, 2000
-------------------------
 Samuel Rozzi

 /s/ Richard Malavarca    Director                          November 1, 2000
-------------------------
 Richard Malavarca

 /s/ Thomas Livelli       Director                          November 1, 2000
-------------------------
 Thomas Livelli

 /s/ Brett Fialkoff       Director                          November 1, 2000
-------------------------
 Brett Fialkoff

                                  EXHIBIT INDEX

         Exhibit No.    Description

             4.1 1990 Stock Option Plan of the Registrant (Incorporated by reference to Registrant's Annual Report on Form 10-K for the years ended May 31, 1995, May 31, 1994, May 31, 1993, May 31, 1992 or May 31, 1991)

             4.2        2000 Performance Equity Plan*

             4.3 Stock Option Agreement for the purchase of 100,000 shares between the Registrant and Richard Axel*

             4.4 Stock Option Agreement for the purchase of 40,000 shares between the Registrant and Robert A. Reinhart*

             5.1        Opinion of Graubard Mollen & Miller*

          10.7.1        Schedule of Omitted Document in the Form of
                        Exhibit 4.3, including material detail in which such document differs from Exhibit
                        4.3*

         10.7.2         Schedule at Omitted Document in the Form of
                        Exhibit 4.4, including material detail in which such document differs from Exhibit
                        4.4*

            23.1        Consent of Raich Ende Malter & Co. LLP*

            23.2        Consent of Graubard Mollen & Miller (included in
                        Exhibit 5.1)*

            24.1        Power of Attorney (included on signature page)*

*Filed Herewith